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EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 relating to the Bull Run Corporation 1994 Long-Term Incentive Plan of our reports dated January 26, 1999, with respect to the consolidated financial statements and schedule of Gray Communications Systems, Inc. incorporated by reference in the Transition Report (Form 10-K) of Bull Run Corporation for the six months ended June 30, 1999, filed with the Securities and Exchange Commission.

                              /s/ Ernst & Young LLP

Atlanta, Georgia
June 15, 2000